As filed with the U.S. Securities and Exchange Commission on January 31, 2025

Registration No. 333-284477

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

ELECTROCORE, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________

Delaware	20-3454976
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, New Jersey 07866
(973) 290-0097
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
__________________________

Daniel S. Goldberger, Chief Executive Officer
electroCore, Inc.
200 Forge Way, Suite 205
Rockaway, New Jersey 07866
(973) 290-0097
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies to:

Ira L. Kotel, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700
_________________________

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-284477) (the "Registration Statement") is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Pre-Effective Amendment No. 1 does not modify any provisions of the prospectuses that form a part of the Registration Statement and, accordingly, such prospectuses have not been included herein. This Pre-Effective Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All of such fees expenses, except for the registration fee, are estimates:

Amount
SEC Registration fee		$8,243.17(1)
FINRA Fee	$	*
Printing Expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent fees and expenses	$	*
Trustee fees and expenses	$	*
Warrant agent fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

1 The $100,000,000 of securities registered pursuant to this registration statement includes $46,248,961 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form S-3 (File No. 333-262223), originally filed on January 18, 2022, and declared effective on January 25, 2022. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities

The Company shall bear all expenses in connection with the issuance and distribution of the securities being offered hereby.

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, our certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as directors. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference

3.1	Certificate of Incorporation of the Registrant	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 as filed with the Commission on August 14, 2018

3.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on December 9, 2021

3.3	Certificate of Designation of the Series A Preferred Stock of the Company	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on December 7, 2022

3.4	Certificate of Elimination of the Series A Preferred Stock of the Company	Incorporated by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 as filed with the Commission on March 8, 2023

3.5	Certificate of Amendment to the Certificate of Incorporation	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Commission on February 14, 2023

4.2	Certificate of Designations for Preferred Stock	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference

4.4	Form of Unit Agreement, including Form of Unit, if any	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference

4.5	Form of Rights Agreement and Right Certificate, if any	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference

4.6	Form of Senior Indenture	Previously filed

4.7	Form of Subordinated Indenture	Previously filed

4.8	Form of Senior Debt Security	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.9	Form of Subordinated Debt Security	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

4.10	Form of Warrant Agreement, including Form of Warrant Certificate	To be filed, if necessary, by a Current Report on Form 8-K or by amendment

5.1	Opinion of Dentons US LLP	Previously filed

12.1	Statement regarding computation of ratios of earnings to fixed charges	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference

23.2	Consent of Marcum LLP	Previously filed

23.3	Consent of Dentons US LLP	Previously filed

24.1	Power of Attorney	Previously filed

25.1	Form T-1 Statement of Eligibility of Trustee	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under the electronic form type “305(b)(2)” and incorporated herein by reference pursuant to the requirements of Item 601(b)(2) of Regulation S-K under the Exchange Act.

107	Filing Fee Table	Previously filed

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  For the purpose of determining liability under the Securities Act to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockaway, State of New Jersey, on this 31st day of January 2025.

ELECTROCORE, INC.

By:	/s/ Joshua S. Lev
Joshua S. Lev
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Capacity	Date

*
Daniel S. Goldberger	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2025

/s/ Joshua S. Lev
Joshua S. Lev	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2025

*
F. Peter Cuneo	Chairman of the Board	January 31, 2025

*
Thomas J. Errico, M.D.	Director	January 31, 2025

*
John P. Gandolfo	Director	January 31, 2025

*
Julie A. Goldstein	Director	January 31, 2025

*
Thomas M. Patton	Director	January 31, 2025

*
Charles S. Theofilos, M.D.	Director	January 31, 2025

*
Patricia Wilber	Director	January 31, 2025

*By:	/s/ Joshua S. Lev
Joshua S. Lev
Attorney-in-fact